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MARTIN MARIETTA MATERIALS [logo]

P.O. Box 30013                                                      NEWS RELEASE
Raleigh, North Carolina 27622
Telephone: (919) 781-4550

FOR IMMEDIATE RELEASE            Contact: Janice K. Henry
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer
                                          (919) 783-4658
                                          www.martinmarietta.com


                         MARTIN MARIETTA MATERIALS, INC.
                ANNOUNCES RECORD FOURTH QUARTER AND 1998 RESULTS
                                ---------------
                          NET SALES EXCEEDED $1 BILLION

RALEIGH, North Carolina (January 26, 1999) - Martin Marietta Materials, Inc. (NYSE:MLM) today reported record fourth quarter and full-year 1998 sales and earnings. For the quarter, sales of $281.0 million increased 18 percent over the prior-year period, while net earnings of $30.7 million rose 34 percent. Earnings per share were $0.66 on a diluted basis, compared with $0.50 in the prior-year period.

         For the full year 1998, sales were $1.058 billion, an increase of 17 percent over sales of $900.9 million in the prior year. Earnings from operations rose to $196.6 million, up 21 percent, while net earnings rose 17 percent to $115.6 million. Earnings per share improved to $2.48 per diluted share versus $2.13 in the prior year.

         Commenting on the results, Stephen P. Zelnak, Jr., Chairman and Chief Executive Officer, stated, "Nineteen ninety-eight was another record-setting year. Excellent financial results were fueled by record aggregates shipments of 149 million tons, up 16 percent over the prior year, coupled with improved pricing and reduced production costs for heritage operations. The increased volume resulted primarily from the full-year impact of the American Aggregates acquisition, consummated in May 1997, together with our additional smaller acquisitions in 1997 and 1998.

         "The strong earnings growth was particularly notable for the fourth quarter and the year as both were reduced by 3 cents per share, due to a $1.9 million write-down associated with the closure of an oyster shell calcium grinding facility in Alabama.

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MLM Announces Record Year-end Results
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January 26, 1999
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         "Martin Marietta completed ten acquisitions during 1998, including significant expansion into the western United States. The Redland Stone Products acquisition, consummated December 4, 1998, makes us the leading aggregates and asphalt producer in Texas. Coupled with the initial investment in Meridian Aggregates Company, made in October 1998, Martin Marietta has become a leading aggregates producer in both the southwest and western half of the United States.

         "The Magnesia Specialties division struggled in 1998, as increasing worldwide pressures affected all of its product areas. After a strong first half of the year, the refractories and lime businesses experienced increased competitive pressures and declining sales as foreign imports flooded the United States' steel market. The strength of our Aggregates business more than made up for the difficult environment for Magnesia Specialties."

         The Aggregates division reported record financial results for the quarter and year. For the quarter, sales increased 22 percent to $249.6 million from the prior-year period, while operating earnings rose 35 percent to $48.7 million. For the year, sales of $920.8 million exceeded the prior year by 21 percent, while operating earnings of $184.7 million were up 24 percent. Increases in Aggregates' 1998 results are particularly significant given that they were achieved despite winter losses from American Aggregates that were not a part of 1997 results, due to the mid-year acquisition date.

         Fourth-quarter sales for Magnesia Specialties decreased 10 percent to $31.4 million. The division's fourth-quarter operating earnings were $1.7 million, a decrease of 56 percent. For the year, sales decreased 2 percent to $137 million, while operating earnings declined 14 percent to $11.9 million.

         "Looking ahead to 1999, we expect strength in our Aggregates business and continued weaknesses in Magnesia Specialties," Zelnak concluded.

         Martin Marietta Materials is the nation's second largest producer of construction aggregates and a leading producer of magnesia-based chemicals and refractory products used in a wide variety of industries.


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MLM Announces Record Year-end Results
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January 26, 1999
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                         MARTIN MARIETTA MATERIALS, INC.
                              STATEMENT OF EARNINGS
                     (In millions, except per share amounts)

                                                   THREE MONTHS ENDED                 YEAR ENDED
                                                       DECEMBER 31,                   DECEMBER 31,
                                                 ------------------------    -------------------------
                                                   1998           1997          1998           1997
                                                 ---------     ----------    -----------     ---------
Net sales                                        $   281.0     $   238.8     $   1,057.7     $   900.9
Cost of sales                                        207.9         179.1           776.1         665.6
                                                 ---------     ---------     -----------     ---------
    Gross profit                                      73.1          59.7           281.6         235.3

Selling, general and administrative expense           22.1          18.6            82.0          69.1
Research and development                               0.6           1.1             3.0           3.4
                                                 ---------     ---------     -----------     ---------
    Earnings from operations                          50.4          40.0           196.6         162.8
Interest expense                                      (6.7)         (5.5)          (23.8)        (16.9)
Other income and expenses, net                         1.3           0.1             1.3           5.3

    Earnings before taxes on income                   45.0          34.6           174.1         151.2
Taxes on income                                       14.3          11.7            58.5          52.7
                                                 ---------     ---------     -----------     ---------
    Net earnings                                 $    30.7     $    22.9     $     115.6     $    98.5
                                                 =========     =========     ===========     =========

Net earnings per share:
    Basic                                        $    0.66     $    0.50     $      2.49     $    2.14
                                                 =========     =========     ===========     =========
    Diluted                                      $    0.66     $    0.50     $      2.48     $    2.13
                                                 =========     =========     ===========     =========

Average number of shares outstanding:
    Basic                                             46.6          46.2            46.5          46.1
    Diluted                                           46.7          46.4            46.7          46.2


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MLM Announces Record Year-end Results
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January 26, 1999
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                         MARTIN MARIETTA MATERIALS, INC.
                              FINANCIAL HIGHLIGHTS
                                  (In millions)


                               THREE MONTHS ENDED           YEAR ENDED
                                   DECEMBER 31,             DECEMBER 31,
                               --------------------    ----------------------
                                 1998        1997         1998          1997
                               --------    --------    ----------    --------
Net sales:
    Aggregates                 $  249.6    $  203.9    $    920.8    $  760.7
    Magnesia Specialties           31.4        34.9         136.9       140.2
                               --------    --------    ----------    --------
        Total                  $  281.0    $  238.8    $  1,057.7    $  900.9
                               ========    ========    ==========    ========

Gross profit:
    Aggregates                 $   66.7    $   50.6    $    249.5    $  202.2
    Magnesia Specialties            6.4         9.1          32.1        33.1
                               --------    --------    ----------    --------
        Total                  $   73.1    $   59.7    $    281.6    $  235.3
                               ========    ========    ==========    ========

Earnings from operations:
    Aggregates                 $   48.7    $   36.2    $    184.7    $  149.0
    Magnesia Specialties            1.7         3.8          11.9        13.8
                               --------    --------    ----------    --------
        Total                  $   50.4    $   40.0    $    196.6    $  162.8
                               ========    ========    ==========    ========


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MLM Announces Record Year-end Results
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January 26, 1999
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                         MARTIN MARIETTA MATERIALS, INC.
                               BALANCE SHEET DATA
                                  (In millions)


                                                            DECEMBER 31,  DECEMBER 31,
                                                                1998         1997
                                                            ------------  ------------

Property, plant and equipment, net                             $  777.5     $  591.4

Long-term debt (excluding current maturities of long-term
    debt and commercial paper of $15.7 and $1.4 at
    December 31, 1998 and 1997, respectively)                  $  602.1     $  310.7

Shareholders' equity                                           $  667.7     $  561.8

Debt-to-capitalization ratio                                         48%          36%



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Investors are cautioned that statements in this press release which relate to the future are, by their nature, uncertain and dependent upon numerous contingencies including political, economic, regulatory, climatic, competitive, and technological any of which could cause actual results and events to differ materially from those indicated in such forward-looking statements. Additional information regarding these and other risk factors and uncertainties may be found in the Corporation's filings with the Securities and Exchange Commission.
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